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                                                                    EXHIBIT 24.2

                             COMSHARE, INCORPORATED

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Dennis G. Ganster, Kathryn A. Jehle and Michael S. Khoury, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-8 to be filed by Comshare, Incorporated relating to the Comshare, Incorporated 1997 Global Employee Stock Option Plan and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  11/16/1999                      DENNIS G. GANSTER
                                        --------------------------------------
                                        Dennis G. Ganster, Director, President
                                        and Chief Executive Officer